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Exhibit 23.1

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Medwave, Inc., for the registration of 1,400,000 shares of its Common Stock and to the incorporation by reference therein of our report dated June 21, 2002, with respect to the financial statements of Medwave, Inc. for the year ended April 30, 2002 included in its Annual Report (Form 10-K), filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Minneapolis, Minnesota
February 21, 2003

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  Exhibit 23.1
Consent of Independent Auditors